Exhibit 99.1

NioCorp Provides Preliminary Unaudited Financial Results for the
Fiscal Year Ended June 30, 2025

CENTENNIAL, Colo. (July 11, 2025) – NioCorp Developments Ltd. (“NioCorp” or the “Company”) (NASDAQ:NB) today provided its preliminary unaudited financial results for the fiscal year ended June 30, 2025.

Selected financial results expectations for the period includes:

•	Loss for the fiscal year ended June 30, 2025 of $16.7 million, or $0.35 per share, compared to a loss for the fiscal year ended June 30, 2024 of $11.4 million, or $0.31 per share.

During the quarter ended June 30, 2025, the Company received approximately $31.1 million of gross proceeds from the sale of common shares and pre-funded warrants pursuant to a previously announced underwritten public offering, the sale of common shares under the Standby Equity Purchase Agreement, dated January 26, 2023, between the Company and YA II PN, Ltd., an investment fund managed by Yorkville Advisors Global, LP (the “Yorkville Equity Facility Financing Agreement”), and the exercise of outstanding warrants. The Company ended the fiscal year with a cash balance of approximately $25.6 million and 58,491,196 common shares outstanding.

NioCorp intends to file its audited consolidated financial statements for the fiscal year ended June 30, 2025 in its Annual Report on Form 10-K on or about August 29, 2025.

All figures reported above with respect to the fiscal year ended June 30, 2025 are preliminary and are unaudited and subject to change and adjustment as the Company prepares its consolidated financial statements for the years ended June 30, 2025 and 2024. Accordingly, investors are cautioned not to place undue reliance on the foregoing information. The preliminary results provided in this news release constitute “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and U.S. securities laws, are based on several assumptions and are subject to a number of risks and uncertainties. Actual results may differ materially. See “Forward-looking Statements.”

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FOR MORE INFORMATION:

Jim Sims, Corporate Communications Officer, NioCorp Developments Ltd., (720) 334-7066, jim.sims@niocorp.com

NioCorp Developments Ltd., 7000 S. Yosemite, #115, Centennial CO 80112 | (720) 334-7066 | www.niocorp.com

@NioCorp $NB #Niobium #Scandium #Titanium $rareearth #neodymium #dysprosium #terbium #ElkCreek

ABOUT NIOCORP

NioCorp is developing a critical minerals project in Southeast Nebraska (the “Elk Creek Project”) that is expected to produce niobium, scandium, and titanium. The Company also is evaluating the potential to produce several rare earths from the Elk Creek Project. Niobium is used to produce specialty alloys as well as High Strength, Low Alloy steel, which is a lighter, stronger steel used in automotive, structural, and pipeline applications. Scandium is a specialty metal that can be combined with Aluminum to make alloys with increased strength and improved corrosion resistance. Scandium is also a critical component of advanced solid oxide fuel cells. Titanium is used in various lightweight alloys and is a key component of pigments used in paper, paint and plastics and is also used for aerospace applications, armor, and medical implants. Magnetic rare earths, such as neodymium, praseodymium, terbium, and dysprosium are critical to the making of neodymium-iron-boron magnets, which are used across a wide variety of defense and civilian applications.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements may include, but are not limited to, statements regarding our preliminary financial results, and the timing of the filing of the audited consolidated financial statements for the fiscal year ended June 30, 2025;  NioCorp’s expectation of producing niobium, scandium, and titanium, and the potential of producing rare earths, at the Elk Creek Project; and NioCorp’s ability to secure sufficient project financing to complete construction of the Elk Creek Project and move it to commercial operation. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of NioCorp and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations and assumptions relating to: NioCorp’s ability to receive sufficient project financing for the construction and development of the Elk Creek Project on acceptable terms or at all; the future price of metals; the stability of the financial and capital markets; NioCorp’s ability to service future debt, if any,and meet the payment obligations thereunder; and current estimates and assumptions regarding the benefits of NioCorp’s business combination with GX Acquisition Corp. II (the “Business Combination”) and the Yorkville Equity Facility Financing Agreement (together with the Business Combination, the “Transactions”), and their benefits. Such expectations and assumptions are inherently subject to uncertainties and contingencies regarding future events and, as such, are subject to change. Forward-looking statements involve a number of risks, uncertainties or other factors that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made by NioCorp with the Securities and Exchange Commission and with the applicable Canadian securities regulatory authorities and the following: NioCorp’s ability to operate as a going concern; NioCorp’s requirement of significant additional capital; NioCorp’s ability to receive sufficient project financing for the construction of the Elk Creek Project on acceptable terms or at all; NioCorp’s ability to receive a final commitment of financing from the Export-Import Bank of the United States, a grant from the U.S. Department of Defense or a debt guarantee from UK Export Finance on acceptable timelines, on acceptable terms, or at all; NioCorp’s ability to recognize the anticipated benefits of the Transactions, including NioCorp’s ability to access the full amount of the expected net proceeds under the Yorkville Equity Facility Financing Agreement; NioCorp’s ability to continue to meet Nasdaq listing standards; risks relating to NioCorp’s common shares, including price volatility, lack of dividend payments and dilution or the perception of the likelihood of any of the foregoing; the

NioCorp Developments Ltd., 7000 S. Yosemite, #115, Centennial CO 80112 | (720) 334-7066 | www.niocorp.com

extent to which NioCorp’s level of indebtedness and/or the terms contained in agreements governing NioCorp’s indebtedness, if any, or the Yorkville Equity Facility Financing Agreement may impair NioCorp’s ability to obtain additional financing, on acceptable terms or at all; covenants contained in agreements with NioCorp’s secured creditors that may affect its assets; NioCorp’s limited operating history; NioCorp’s history of losses; the material weaknesses in NioCorp’s internal control over financial reporting, NioCorp’s efforts to remediate such material weaknesses and the timing of remediation; the possibility that NioCorp may qualify as a passive foreign investment company under the U.S. Internal Revenue Code of 1986, as amended (the “Code”); the potential that the Transactions could result in NioCorp becoming subject to materially adverse U.S. federal income tax consequences as a result of the application of Section 7874 and related sections of the Code; cost increases for NioCorp’s exploration and, if warranted, development projects; a disruption in, or failure of, NioCorp’s information technology systems, including those related to cybersecurity; equipment and supply shortages; variations in the market demand for, and prices of, niobium, scandium, titanium and rare earth products; current and future offtake agreements, joint ventures, and partnerships; NioCorp’s ability to attract qualified management; estimates of mineral resources and reserves; mineral exploration and production activities; feasibility study results; the results of metallurgical testing; the results of technological research; changes in demand for and price of commodities (such as fuel and electricity) and currencies; competition in the mining industry; changes or disruptions in the securities markets; legislative, political or economic developments, including changes in federal and/or state laws that may significantly affect the mining industry; trade policies and tensions, including tariffs; inflationary pressures; the impacts of climate change, as well as actions taken or required by governments related to strengthening resilience in the face of potential impacts from climate change; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the timing and reliability of sampling and assay data; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns, and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining, or development activities; management of the water balance at the Elk Creek Project site; land reclamation requirements related to the Elk Creek Project; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; claims on the title to NioCorp’s properties; potential future litigation; and NioCorp’s lack of insurance covering all of NioCorp’s operations. Any financial results discussed in this press release are preliminary and represent the most current information available to the Company’s management as of July 10, 2025, as financial closing procedures for the fiscal year ended June 30, 2025, are not yet complete. These estimates are not a comprehensive statement of the Company’s financial results for the fiscal year ended June 30, 2025, and actual results may differ materially from these estimates as a result of the completion of year-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation of the Company’s audited consolidated financial statements and the subsequent occurrence or identification of events prior to the filing of the audited consolidated financial statements for the fiscal year ended June 30, 2025 in its Annual Report on Form 10-K. In addition, any such statements regarding the Company’s financial performance are not necessarily indicative of the Company’s financial performance that may be expected to occur for the fiscal year ended June 30, 2025, or for any future fiscal period.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of NioCorp prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the matters addressed herein and attributable to NioCorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Except to the extent required by applicable law or regulation, NioCorp undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

NioCorp Developments Ltd., 7000 S. Yosemite, #115, Centennial CO 80112 | (720) 334-7066 | www.niocorp.com